EXHIBIT 10.1

Byline Bancorp, INC.
2017 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED SHARE AWARD AGREEMENT
(PERFORMANCE-BASED VESTING)

This Restricted Share Award Agreement (this “Award Agreement”) evidences a performance-based award of restricted shares (the “Restricted Shares” or “Shares”) by Byline Bancorp, Inc., a Delaware corporation (“Byline”), under the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan (as amended, supplemented or modified, from time to time, the “Plan”). Capitalized terms used but not defined in this Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	/$ParticipantName$/ (the “Grantee”).
Grant Date:	/$GrantDate$/ (the “Grant Date”).
Target Number of Restricted Shares:	/$AwardsGranted$/ (the “Target Number of Shares”).
Earning Restricted Shares:

The actual number of Shares, if any, which are earned under this Award (the “Earned Shares”) shall be determined by the Compensation Committee based upon the achievement of the Performance Goals during the Performance Period described below.

The “Performance Goals” and “Performance Period” established by the Committee in connection with this Award are:

•
The Performance Period under this agreement will start on January 1, 2023 and will end on December 31, 2025.
•
Vesting will occur on the third anniversary of the Grant Date, subject to the certification of the performance period results and Compensation Committee approval.
•
Results will be measured at the end of the three-year Performance Period.
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“Peer Companies” shall mean all of the companies comprising the KBW Regional Banking Index as of the last day of the Performance Period.
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Performance Goals include reported Core ROA per S&P Global, and Total Shareholder Return (“TSR”) as of the last day of the Performance Period.
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The number of shares which may be earned under the award is calculated with 50% attributed to each of the following measures:

Performance Goal Weighting

Core ROA 50%

TSR 50%

Core Return on Assets (“ROA”) definition and calculation:

•
Core ROA is defined as core income divided by average assets per S&P Global.
•
Core ROA for the performance period is calculated as a simple average over the 3 years. The Byline average Core ROA is compared to the peer group average Core ROA to calculate the performance on the ROA metric.

Total Shareholder Return (“TSR”) definition and calculation:

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TSR is defined as the total shareholder return at the end of the 3-year Performance Period. Total return per S&P Global is the total return over a period, including price appreciation and the reinvestment of dividends. Dividends are assumed to be reinvested at the closing price of the security on the ex-date of the dividend.
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This calculation is made for Byline and each company in the peer group. The relative percentile ranking of Byline 3-year TSR vs. the companies in the peer group is used to calculate the company TSR vs. peer TSR performance.
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Example calculation (payout will depend upon Byline results during the Performance Period):
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Within the sixty (60) day period following the end of the Performance Period, the Committee will determine the extent to which the performance goals have been met and the number of Performance Shares earned (rounded to the nearest whole Performance Share).
•
Under the award, 50% of the Performance Shares will be earned at threshold and 25th percentile performance, 100% will be earned at target and 50th percentile performance, and up to 150% of the

Payout 50% 100% 150%

Performance Targets                           Byline Proration %

Threshold Target Maximum Actual of Target Weight Score

Peer Quartile 25th 50th 75th

Core ROA 1.00% 1.20% 1.40% 1.16% 90.00% 50.00% 45.00%

3-Year Total Return 5.00% 10.00% 20.00% 14.00% 120.00% 50.00% 60.00%

105.00%

shares will be earned at or above target and 75th percentile performance.

Company TSR vs. Peer TSR

Payout as a percentage of target

25th percentile 50%

50th percentile 100%

75th percentile 150%

•
If the TSR metric is negative, that measure will not payout above “100% of target”
•
Performance between threshold and target, and between target and maximum, will be awarded using straight line interpolation. Payout as a percentage of target is up to a maximum of 150%.

Vesting Date:

Any earned shares will vest on the third anniversary of the Grant Date, subject to the certification of the performance period results and Compensation Committee approval. All unearned shares will be forfeited.

Earned Shares will only vest if the Grantee is, and has been, continuously employed by Byline from the Grant Date through the applicable Vesting Date, and any unvested Shares will be forfeited upon any termination of Employment.

Notwithstanding the foregoing:

A.
On a termination of Employment due to death, disability, or retirement prior to completion of the three-year Performance Period, any outstanding unvested Shares will be prorated at the end of the performance period, as of the date of such termination.
B.
Upon a Change in Control, any outstanding, unvested Restricted Shares will be treated in accordance with the Plan.

C. All other terminations, unvested shares will be forfeited.

Non-Transferability of the Restricted Shares:

Prior to vesting, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, exchange, transfer, assign, pledge, hypothecate, fractionalize, hedge or otherwise dispose of the Shares delivered in respect of the Restricted Shares in violation of this Award Agreement shall be void and of no effect and Byline shall have the right to disregard the same on its books and records and advise the registrar and transfer agent of the Shares to place a stop order against the transfer of such Shares.

Privileges of Share Ownership:

Subject to the Non-Transferability of the Restricted Shares, effective upon the Grant Date, the Grantee will have all rights of a shareholder of Byline with respect to the Restricted Shares, including voting rights and the right to receive all dividends at the times and in the manner paid to shareholders generally. Notwithstanding the foregoing, all ordinary cash dividends or other ordinary distributions paid upon any Restricted Share will be retained by the Company and will be paid to the Grantee (without interest) when the Restricted Shares vest and will revert back to Byline if the Restricted Share upon which such dividends or other distributions were paid reverts back to Byline.

Issuance and Delivery:

Unless otherwise determined by the Committee, delivery of the Restricted Shares will be by book-entry credit to an account maintained by the registrar and transfer agent of the Shares with the applicable restrictions on transferability imposed on such Restricted Shares by this Award Agreement. Upon the vesting of the Restricted Shares in accordance with this Award Agreement, Byline will instruct the transfer agent to electronically transfer the Grantee’s Shares to a brokerage or other account on the Grantee’s behalf (or make such other arrangements for the delivery of the Shares as Byline reasonably determines).

Section 83(b) Election:

The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the grant of the Restricted Shares, if the Grantee is filing a U.S. federal income tax return for the year in which the grant of Restricted Shares occurs, the Grantee may file an election (the “Election”) with the U.S. Internal Revenue Service, within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares on the Grant Date. This will result in recognition of taxable income to the Grantee on the Grant Date, equal to the Fair Market Value of the Restricted Shares on such date. Absent an Election, taxable income will be measured and recognized by the Grantee at the time the Restricted Shares vest. The Grantee is hereby encouraged to seek the advice of the Grantee’s own tax consultants in connection with the Restricted Shares and the advisability of filing the Election. THE GRANTEE UNDERSTANDS THAT ANY TAXES PAID AS A RESULT OF THE FILING OF THE ELECTION MIGHT NOT BE RECOVERED IF THE RESTRICTED SHARES ARE FORFEITED TO BYLINE. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE GRANTEE MUST NOTIFY THE COMPANY WITHIN 10 BUSINESS DAYS OF FILING ANY ELECTION. For purposes of this Award Agreement, “business day” means any day on which the New York Stock Exchange is open for regular session trading.

Agreement to Protect Company Interests:

As a condition of the grant of this Award and any payments made hereunder, prior to the Grant Date or within 30 days thereafter, the Grantee shall have entered into an Agreement to Protect Company Interests (or similar agreement) with Byline containing confidentiality, non-solicitation and other covenants as may be prescribed by the Committee.

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference. Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the Restricted Shares. Except as expressly provided herein, in the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control. Except as expressly provided herein, in the event that any provision of this Award Agreement is inconsistent with any employment agreement between the Grantee and Byline (“Employment Agreement”), the terms of the Employment Agreement will control. By accepting this Award, the Grantee agrees to be subject to the terms and conditions of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

BYLINE BANCORP, INC.

By:
Name: Roberto R. Herencia
Title: Chairman and CEO